UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2025

Green Dot Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

1675 N. Freedom Blvd (200 West) Building 1
Provo,	Utah	84604	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.
On September 2, 2025, Green Dot Corporation (the “Company”) announced a plan to exit the Company's operational activities in China by the end of 2025 as a means of reducing complexity and promoting long-term structural improvements for its business. This action will impact up to approximately 240 employees, representing approximately 22% of the Company’s global workforce. The Company also anticipates closing certain facilities in connection with the exit plan. The Company expects this exit plan to result in an estimated annual total reduction in spending of $6 million to $7 million, primarily through lower operating expenses and reductions in capitalized internal-use software costs. These actions are expected to be completed in 2025. The Company estimates that it will incur total costs in connection with its exit plan of approximately $22 million to $24 million, of which approximately $18 million is expected to be for severance and termination benefits, $3 million to $5 million is expected to be for contract termination and other associated costs, and approximately $1 million related to accelerated depreciation and impairment charges and other write-downs on certain fixed assets in China. Costs incurred that are expected to result in future cash expenditures are expected to be approximately $20 million to $22 million.
The foregoing contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the size of the plan and the amount and timing of the related charges, as well as the estimated annual cost savings therefrom. Statements regarding future events are based on the Company’s current expectations and are necessarily subject to associated risks related to the completion of the exit plan in the manner anticipated by the Company. Actual results may differ materially from those contained in the forward-looking statements contained in this communication due to a variety of factors, including: the Company's ability to implement the exit plan in China; possible changes in the size and components of the expected costs and charges associated with the exit plan; and risks associated with the Company's ability to achieve the benefits of the planned exit plan. More information regarding the factors that could cause the Company’s results to vary from expectations is contained in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company assumes no obligation to update these forward-looking statements as a result of future events or developments, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ Amy Pugh
Amy Pugh
General Counsel

Date: September 2, 2025